UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2024
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way	84123
Suite 200
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 5, 2024, R1 RCM Inc. (the “Company”) entered into (i) Amendment No. 1 to the Amended and Restated Investor Rights Agreement, dated as of June 21, 2022, by and among the Company, TCP-ASC ACHI Series LLLP (“TCP-ASC”), and the other parties thereto, and (ii) Amendment No. 1 to the Investor Rights Agreement, dated as of June 21, 2022, by and among the Company, CoyCo 1, L.P. and Coyco 2, L.P. (together, the “CoyCo Entities”), and the other parties thereto. The amendments eliminate TCP-ASC’s and the CoyCo Entities’ respective rights to approve increases to the size of the Company’s Board of Directors.
The amendments were entered into as part of the previously disclosed stipulation of settlement entered into on September 27, 2023 and approved by the Court of Chancery in the State of Delaware on December 14, 2023, with respect to the consolidated stockholder class and derivative action captioned In re R1 RCM Stockholders Litigation.
The foregoing descriptions of the amendments do not purport to be complete and are qualified in their entirety by reference to the text of the amendments, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	Amendment No. 1 to Amended and Restated Investor Rights Agreement, dated as of February 5, 2024, by and between R1 RCM Inc. and TCP-ASC ACHI Series LLLP
	10.2	Amendment No. 1 to Investor Rights Agreement, dated as of February 5, 2024, by and between R1 RCM Inc., CoyCo 1, L.P. and Coyco 2, L.P.
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: February 6, 2024

By: /s/ Jennifer Williams
Name: Jennifer Williams
Title: Chief Financial Officer